UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 20, 2006

Keane, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-7516	04-2437166
(Commission File Number)	(IRS Employer Identification No.)

100 City Square, Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 241-9200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 20, 2006, Keane, Inc., a Massachusetts corporation (“Keane” or the “Company”), and United HealthCare Services, Inc. (“United HealthCare”) entered into a 5-year master services agreement (“the New Agreement”) effective January 1, 2006. Simultaneously, PacifiCare Health Systems (“PacifiCare”) and Keane terminated their Information Technology Services Agreement, dated January 11, 2002 (the “Original Agreement”), effective January 1, 2006. On December 20, 2005, UnitedHealth Group Incorporated, an affiliate of United HealthCare, completed its acquisition of PacifiCare.

The Original Agreement provided for an outsourcing arrangement with a ten-year term and $500 million in contract value.  The remaining contract value under the Original Agreement as of January 1, 2006 was approximately $226 million. As a result of its termination of the Original Agreement, and the execution of the New Agreement, Keane will receive approximately $30 million for a specified level of services provided from January 1, 2006 through June 30, 2007 and as a termination payment.

Statements contained herein may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995.These include statements regarding Keane’s expectations. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “projects,” “will,” “would,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: continued or further downturns in the U.S. economy, political and economic conditions in India, the loss of one or more major clients, unfavorable government audits, unanticipated disruptions to Keane’s business, the performance of Keane’s contract related to the Victoria Transport Ticketing Authority, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption “Certain Factors That May Affect Future Results” in Keane’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, which important factors are incorporated herein by this reference.  Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K, including the potential impact of any future acquisitions, mergers, or dispositions it may make.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       January 27, 2006

KEANE, INC.

By:	/s/ John J. Leahy
John J. Leahy
Executive Vice President of Finance and Administration and Chief Financial Officer